BROOKDALE LIVING COMMUNITIES, INC. (THE COMPANY)
           AND PREDECESSOR PROPERTIES (THE PREDECESSOR TO THE COMPANY)

                   STATEMENTS REGARDING COMPUTATION OF RATIOS
                                   (IN 000'S)


                                                        PREDECESSOR HISTORICAL
                              ---------------------------------------------------------------------


                                           YEARS ENDED DECEMBER 31,             JANUARY 1, 1997
                              -----------------------------------------------         to
                                  1993        1994        1995          1996      MAY 6, 1997
                              ----------------------------------------------------------------------
EARNINGS
Income (loss) before
preferred share dividends
per consolidated/combined
financial statements..........  $(2,059)     $ (3,404)   $(1,424)     $ 2,365      $   (290)

Interest cost.................    1,394         3,465      5,626        4,740         3,872
Interest cost (capitalized)...        -            -           -            -             -
Amortization of debt
  expense.....................      453           743        878          581           287

Preferred share
  dividends...................        -             -          -            -             -

                              ----------------------------------------------------------------------
Earnings......................  $  (212)     $    804    $ 5,080      $ 7,686      $  3,869
                              ======================================================================
FIXED CHARGES
Interest cost.................  $ 1,394      $  3,465    $ 5,626      $ 4,740      $  3,872

Capitalized interest
  cost........................        -            -           -            -             -

Amortization of debt
  expense.....................      453           743        878          581           287

Preferred share
  dividends...................        -             -          -            -             -

                              ----------------------------------------------------------------------
Total fixed charges...........  $ 1,847      $  4,208    $ 6,504      $ 5,321       $ 4,159
                              ======================================================================

RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES
  AND PREFERRED SHARE
  DIVIDENDS...................        -             -          -         1.44             -
                              ======================================================================

EXCESS (DEFICIT) OF
  EARNINGS TO COMBINED
  FIXED CHARGES AND
  PREFERRED SHARE             ----------------------------------------------------------------------
  DIVIDENDS...................  $(2,059)     $ (3,404)   $(1,424)     $ 2,365       $  (290)
                              ======================================================================

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


                                              BROOKDALE LIVING COMMUNITIES, INC.
                              -------------------------------------------------------------
                                                                                 SIX
                                    MAY 7, 1997           MAY 7, 1997           MONTHS
                                        to                    to                 ENDED
                                   JUNE 30, 1997         DECEMBER 31, 1997    JUNE 30, 1998
                              --------------------------------------------------------------

EARNINGS
Income (loss) before
preferred share dividends
per consolidated/combined
financial statements..........        $ (217)                $   (77)            $ 4,135

Interest cost.................         2,259                  10,065              10,382
Interest cost (capitalized)...             -                    (103)               (602)
Amortization of debt
  expense.....................           204                     760                 617

Preferred share
  dividends...................             -                       -                   -
                              ----------------------------------------------------------
Earnings......................        $2,246                 $10,645             $14,532
                              ==========================================================

FIXED CHARGES
Interest cost.................        $2,259                 $10,065             $10,382

Capitalized interest
  cost........................             -                    (103)               (602)

Amortization of debt
  expense.....................           204                     760                 617

Preferred share
  dividends...................             -                       -                   -
                              ----------------------------------------------------------
Total fixed charges...........        $2,463                 $10,722             $10,397
                              ==========================================================

RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES
  AND PREFERRED SHARE
  DIVIDENDS...................             -                       -                1.40
                              ==========================================================
EXCESS (DEFICIT) OF
  EARNINGS TO COMBINED
  FIXED CHARGES AND
  PREFERRED SHARE             ----------------------------------------------------------
  DIVIDENDS...................        $ (217)                $   (77)            $ 4,135
                              ==========================================================

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